EXHIBIT 10.2
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT

Warrant No.: 2009CS-____	Number of Shares:

(subject to adjustment)
Date of Issuance: August 17, 2009
Original Issue Date (as defined in Section 2(a)): August 17, 2009
VALEANT PHARMACEUTICALS INTERNATIONAL
Common Stock Purchase Warrant
(Void after August 16, 2010)
     Valeant Pharmaceuticals International, a Delaware corporation (the “Company”), for value received, hereby certifies that                                         , or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before 5:00 p.m. (New York City time) on August 16, 2010,                      shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”), at a purchase price per share equal to $31.61195691; provided that, the purchase price may only be paid by the Registered Holder on a “cashless basis” in the manner set forth in Section 1(a) below. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively. Certain capitalized terms used in this Warrant are defined in Section 16.
     1. Exercise.
          (a) Exercise Notice; Cashless Exercise Only. The Registered Holder may exercise this Warrant, in whole or in part and at any time or from time to time, on or after the date of issuance and on or before 5:00 p.m. (New York City time) on August 16, 2010. To exercise this Warrant the Registered Holder must (i) complete and manually sign the purchase form appended hereto as Exhibit I or facsimile of such purchase form and deliver such purchase form along with this Warrant to the Company in accordance with Section 10 (the “Exercise Notice”), (ii) furnish appropriate endorsements and transfer documents if required by the Company and (iii) pay any transfer or similar tax required to be paid by the Registered Holder pursuant to Section 1(b). The Warrant shall be deemed to have been exercised as of the close of business on the date on which the Registered Holder has complied with the immediately preceding sentence (the “Exercise Date”). This Warrant may only be exercised on a “cashless basis.” Upon exercise, a portion of this Warrant will be cancelled in payment of the Purchase Price payable in respect of the number of Warrant Shares purchased in connection with such exercise. The number of Warrant Shares issued to the Registered Holder upon exercise shall be determined according to the following formula:

X =	Y(A-B)

A
Where:	X =	the number of Warrant Shares that shall be issued to the Registered Holder;

	Y =	the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Registered Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price);

	A =	the Fair Market Value (as defined below) of one share of Common Stock on the Exercise Date; and

	B =	the Purchase Price then in effect.
For purposes of this Section 1(a), the “Fair Market Value” per share of Common Stock shall be determined as follows:
               (1) If the Common Stock is listed on a national securities exchange or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale price (or if no last sale price is reported, the average of the bid and the ask prices or, if more than one in either case, the average of the average bid and average ask prices) per share of Common Stock thereon on the last Trading Day (as defined in Section 16(f)) immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (2)).
               (2) If the Common Stock is not listed on a national securities exchange or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Company (the “Board of Directors”) to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the Registered Holder of the Fair Market Value per share of Common Stock and furnish the Registered Holder with reasonable documentation of the Board of Directors’ determination of such Fair Market Value. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board of Directors shall make, and shall provide or cause to be provided to the Registered Holder notice of, a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Registered Holder that it do so, and (B) the exercise of this Warrant pursuant to this Section 1(a) shall be delayed until such determination is made and notice thereof is provided to the Registered Holder.
          (b) Taxes on Exercise. If the Registered Holder exercises this Warrant, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the Warrant Shares upon such exercise. However, the Registered Holder shall pay any such tax which is due because the Registered Holder requests the Warrant Shares be issued in a name other than the Registered Holder’s name. The Company may refuse to deliver the certificate representing the Warrant Shares issued in a name other than the Registered Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the Warrant Shares are to be issued in a name other than the Registered Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
          (c) Issuance of Certificates. The Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:
               (i) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise pursuant to Section 1(a) plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and
               (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which shall include both the number of Warrant Shares issued to the Registered Holder pursuant to such partial exercise and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).
The Company shall deliver such certificate or certificates and, if applicable, new warrant or warrants as soon as practicable after the Exercise Date and in any event within 5 Business Days thereafter.
The person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates as of the close of business on the Exercise Date; provided, however, that no exercise of this Warrant on any date when the stock transfer books of the Company are closed shall be effective to constitute the person or persons entitled to receive the Warrant Shares upon such exercise as the record holder or holders of such Warrant Shares on such date, but such exercise shall be effective to constitute the person or persons entitled to receive such Warrant Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding Business Day on which such stock transfer books are open; provided, further, that such exercise shall be at the Purchase Price in effect on the Exercise Date as if the stock transfer books of the Company had not been closed. Upon exercise of the Warrant, such person shall no longer be a Registered Holder of this Warrant with respect to the Warrant Shares issuable upon such exercise.
     2. Adjustments.
          (a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:
               (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
               (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;
provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (c) Adjustment for Rights Offering. In case the Company shall issue rights or warrants (other than pursuant to a stockholder rights plan) to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Closing Price per share of Common Stock on the Business Day immediately preceding the date of announcement of such issuance on the record, the Purchase Price in effect shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect at the opening of business on the Business Day after the date of such announcement by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share (as defined in Section 2(g)) of Common Stock on the Business Day immediately preceding the date of announcement of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective on the day following the date of announcement of such issuance. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Purchase Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).
          (d) Adjustments for Other Distributions. In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) or (b) of this Section 2), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in Section 2(c) and also excluding the distribution of rights to all holders of Common Stock pursuant to the Company’s stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan) (an “Asset Distribution”) then in each such case the Purchase Price in effect on the record date with respect to the Asset Distribution shall be adjusted so that the same shall equal the price determined by multiplying the current Purchase Price by a fraction of which the numerator shall be the Closing Price per share of the Common Stock on such record date less the fair market value on such record date (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the Asset Distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date) and the denominator shall be the Closing Price per share of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.
     In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Closing Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Registered Holder shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other assets so distributed or of such rights or warrants such holder would have received had such holder exercised the Warrant on such record date. In the event that such dividend or distribution is not so paid or made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 2(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.
     In the event shares of Common Stock are delivered to the Registered Holder upon exercise of this Warrant, to the extent that the Rights Agreement, dated as of November 2, 1994 or any future rights plan is in effect upon such conversion (the “Rights Agreement”), the Registered Holder shall receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of exercise), subject to the limitations set forth in the Rights Agreement. Any distribution of rights or warrants pursuant to a Rights Agreement complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 2.
     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 2 (and no adjustment to the Purchase Price under this Section 2 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Purchase Price shall be made under this Section 2(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the Original Issue Date, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Purchase Price under this Section 2 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Purchase Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Purchase Price shall be readjusted as if such rights and warrants had not been issued.
          (e) Adjustments for Certain Cash Dividends. In case the Company shall, by dividend or otherwise, make a distribution (a “Triggering Distribution”) to all or substantially all holders of Common Stock payable exclusively in cash, excluding any regular quarterly cash dividend or distribution to the extent that such regular quarterly cash dividend or distribution does not exceed the Dividend Threshold Amount (as defined below), the Purchase Price shall be decreased so that the same shall equal the price determined by multiplying such Purchase Price in effect at the close of business on the record date with respect to such Triggering Distribution (the “Determination Date”) by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the Determination Date less the aggregate amount of cash so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) or, in the case of a regular quarterly cash dividend, such Current Market Price on the Determination Date less the amount by which the per share amount of the dividend exceeds the Dividend Threshold Amount, and the denominator shall be the Current Market Price per share of the Common Stock on the Determination Date, such decrease to become effective immediately prior to the opening of business on the day following the record date with respect to the Triggering Distribution. It is expressly understood that a stock, debt or other security buyback, repurchase or similar program shall in no event be considered a Triggering Distribution for purposes of this Section 2(e). If the Purchase Price is adjusted as described in this clause as a result of a Triggering Distribution that is a regular quarterly dividend, the adjustment will be based on the amount by which such dividend exceeds the Dividend Threshold Amount; if the Purchase Price is adjusted as described in this clause as a result of a Triggering Distribution that is not a regular quarterly dividend, the adjustment will be based on the full amount of the Triggering Distribution.
     The “Dividend Threshold Amount” will initially be $0.0775; the Dividend Threshold Amount will be adjusted for Triggering Distributions, except that no adjustment shall be made to the Dividend Threshold Amount for any regular quarterly cash dividend paid by the Company unless that regular quarterly cash dividend, when aggregated with other regular quarterly cash dividends paid by the Company within the prior 12 months that have not already been applied to adjust the Dividend Threshold Amount, exceeds 7.5% of the average of the Closing Price of the Common Stock during the ten Trading Days immediately prior to the declaration date of the dividend.
          (f) Adjustments for Tender Offers. In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration for a share of Common Stock in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined in good faith by the Board of Directors) of any other consideration) that, together with the aggregate amount of any cash and the fair market value (as determined in good faith by the Board of Directors) of any other consideration payable for a share of Common Stock in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Purchase Price adjustment pursuant to this Section 2(f) has been made exceeds the first reported sale price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to the applicable such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), then, immediately prior to the opening of business on the day after the Expiration Date, the Purchase Price shall be decreased so that the same shall equal the price determined by multiplying the Purchase Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the first reported sale price per share of Common Stock on the Trading Day next succeeding the Expiration Date, and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the first reported sale price per share of Common Stock on the Trading Day next succeeding the Expiration Date, such decrease to become effective immediately prior to the opening of business on the day following the Expiration Date; provided, however, that the fair market value of any such non-cash consideration paid in respect of a tender or exchange offer for Common Stock shall not be taken into consideration in the foregoing calculation unless such value (to the extent it would result in an adjustment if considered) when aggregated with the value of all other non-cash consideration paid within the preceding three months and not considered as a result of this clause (to the extent that it would have resulted in an adjustment if it had been considered) would exceed 1% of the Company’s market capitalization, in which case the value shall be considered, but only to the extent that the aggregated value referred to above exceeds 1% of Company’s market capitalization. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Purchase Price shall again be adjusted to be the Purchase Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 2(f) to any tender offer would result in an increase in the Purchase Price, no adjustment shall be made for such tender offer under this Section 2(f).
     The term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

          (g) For the purpose of any computation under subsections (c) and (e) of this Section 2, the current market price (the “Current Market Price”) per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 15 consecutive Trading Days immediately preceding and including (i) the Determination Date with respect to distributions under subsection (e) of this Section 2 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (c) of this Section 2. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Common Stock as determined in good faith by the Board of Directors.
          (h) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price pursuant to any of subsections (a) through (g) of this Section 2, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.
          (i) Holdback. In any case in which this Section 2 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 2, the Company may elect to defer (but only until five Business Days following the delivery of the notice of adjustment described in Section 2(m)) issuing to the Registered Holder in connection with any Exercise Notice after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such exercise over and above the shares of Common Stock and other capital stock of the Company issuable upon such exercise only on the basis of the Purchase Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agent to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Purchase Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.
          (j) No Adjustment. No adjustment in the Purchase Price shall be required if the Registered Holder may participate in the transactions set forth in this Section 2 without exercising. No adjustment in the Purchase Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Purchase Price as last adjusted; provided, however, that any adjustments which by reason of this Section 2(j) are not required to be made even if the adjustment would require a change of less than 1% in the Purchase Price then in effect, shall be carried forward and taken into account in any subsequent adjustment or in connection with any exercise of this Warrant. All calculations under this Section 2 shall be made to the nearest one-tenth of a cent or to the nearest one-hundredth of a share, as the case may be. Except as otherwise described in this Section 2, no adjustment in the Purchase Price shall be required for the issuance of Common Stock or the right to purchase Common Stock or any such convertible or exchangeable securities. To the extent that the Warrant becomes exercisable into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.
          (k) Adjustment for Tax Purposes.
               (i) The Company shall, upon 15 days prior notice, be entitled to make such decreases in the Purchase Price, in addition to those required by this Section 2, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable to its shareholders including the Registered Holder.
               (ii) The Company from time to time may decrease the Purchase Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period if the Board of Directors determines that such decrease would be in the best interests of the Company or the Board of Directors deems it advisable to avoid or diminish income tax to holders of shares of Common Stock (including the Registered Holder) in connection with any stock or rights dividend or distribution or similar event, and the Company provides 15 days prior notice of any decrease in the Purchase Price.
          (l) Adjustment for Reorganization. If there shall occur any (i) any reclassification or change of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in this Section 2); (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person (collectively, a “Reorganization”), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price and number of Warrant Shares) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant. The provisions of this Section 2(l) shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

          (m) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based.
     3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to Section 1(a) above.
     4. Investment Representations. The initial Registered Holder represents and warrants to the Company as follows:
          (a) Investment. It is acquiring the Warrant, and (if and when it exercises this Warrant) it will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Registered Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.
          (b) Accredited Investor. The Registered Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).
          (c) Experience. The Registered Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Registered Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.
     5. Transfers, etc.
          (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a wholly owned subsidiary of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 5, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

          (b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:
“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”
     The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale without restriction pursuant to Rule 144 under the Securities Act.
          (c) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.
          (d) Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency); provided that, any transfer of this Warrant in part must for at least 1,000 Warrant Shares.
     6. No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.
     7. Notice of Certain Transactions. In the event:
          (a) the Company takes any action which would require an adjustment in the Purchase Price;
          (b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or
          (c) there is a dissolution or liquidation of the Company,
then, and in each such case, the Company shall send or cause to be sent to the Registered Holder a notice specifying, as the case may be, the proposed record or effective date of such event. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice. Failure to provide such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 7.

     8. Reservation of Stock; Restricted Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant. The Warrant Shares will not be registered under the Securities Act and the Company shall have no obligation to register such shares thereunder.
     9. Exchange or Replacement of Warrants.
          (a) Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.
          (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.
     10. Notices. All notices and other communications hereunder shall be in writing and shall be (a) transmitted by hand delivery, (b) mailed by first class, registered or certified mail, return receipt requested, postage prepaid, (c) transmitted by reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) transmitted by facsimile, and in each case, if to the Company, to its principal office set forth below, and if to the Registered Holder, to the address last furnished to the Company in writing by such Registered Holder in accordance herewith. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) on the date established by the sender as the date of actual hand delivery, (ii) on the fifth Business Day after being sent by first class, registered or certified mail, return receipt requested, postage prepaid, (iii) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (iv) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next Business Day, as applicable.
Valeant Pharmaceuticals International
One Enterprise
Aliso Viejo, California 92656
Attention: General Counsel
Facsimile: 949.461.6661

     11. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
     12. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
     13. Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.
     14. Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).
     15. Facsimile Signatures. This Warrant may be executed by facsimile signature.
     16. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 16:
          (a) “Business Day” means each day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
          (b) “Capital Stock” or “capital stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.
          (c) “Closing Price” of a share of Common Stock or other security, as applicable, on any date means the last reported per share sale price (or if no last sale price is reported, the average of the bid and the ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or other security, as applicable, is then listed or, if the Common Stock or other security, as applicable, is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or, if such Common Stock or other security, as applicable, is not quoted on the National Association of Securities Dealers Automated Quotation

System, as reported on the principal other market on which the Common Stock or other security, as applicable, is then traded. In the absence of such quotations, the Board of Directors will make a good faith determination of the Closing Price.
          (d) “Person” or “person” means any individual, corporation, partnership limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          (e) “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
          (f) “Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded (provided that no day on which trading of the Common Stock is suspended on such exchange or other trading market will count as a trading day).
     EXECUTED as of the Date of Issuance indicated above.

VALEANT PHARMACEUTICALS INTERNATIONAL
By:
	Name:	Steve T. Min
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT I
PURCHASE FORM

To:	Valeant Pharmaceuticals International	Dated:
One Enterprise
Aliso Viejo, California 92656
Attention: General Counsel
Facsimile: 949.461.6661
     The undersigned, pursuant to the provisions set forth in the attached Warrant (No.                     ), hereby elects to purchase (check applicable box):
     ☐                      shares of the Common Stock of Valeant Pharmaceuticals International covered by such Warrant; or
     ☐ the maximum number of shares of Common Stock covered by such Warrant.
     The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant through the cancellation of such number of Warrant Shares (as defined in such Warrant) as is necessary, in accordance with the formula set forth in Section 1(a), to exercise such Warrant with respect to the number of Warrant Shares that the undersigned elected to purchase above.

Signature:

Address:

EXHIBIT II
ASSIGNMENT FORM

To:	Valeant Pharmaceuticals International	Dated:
One Enterprise
Aliso Viejo, California 92656
Attention: General Counsel
Facsimile: 949.461.6661
     FOR VALUE RECEIVED,                      hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.                     ) with respect to the number of shares of Common Stock of Valeant Pharmaceuticals International covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:	Signature:
Signature Guaranteed:
By:
The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.